SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

     Effective May 5, 2005, IntraBiotics Pharmaceuticals, Inc. (the “Company”) made an agreement with Gregory W. Schafer, the Company’s Chief Financial Officer, modifying Mr. Schafer’s existing consulting agreement with the Company. The agreement provides Mr. Schafer with a minimum retainer fee of $15,000 per month through September 15, 2005 for services relating to the transition of the operating and compliance activities of the Company.

     Effective May 5, 2005, the Company made an agreement with Henry J. Fuchs, the Company’s President and Chief Executive Officer, modifying his benefits under the Company’s Senior Executive Benefit Plan (the “Plan”). The agreement provides for a lump sum payment of the salary benefits payable to Dr. Fuchs under the Plan following the termination of his employment. In addition, the payments made to Dr. Fuchs under the Plan will not be subject to offset in the event of his future employment.

Item 2.02.	Results of Operations and Financial Condition.

     On May 6, 2005, the Company reported its results of operations for its fiscal quarter ended March 31, 2005. A copy of the press release, entitled “IntraBiotics Reports First Quarter 2005 Financial Results and Decision to Suspend Active Evaluation of Strategic Alternatives,” is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

     The information contained in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

     As previously disclosed, since the termination of the Company’s iseganan development program in June 2004, the Company has been evaluating its strategic options, including mergers, acquisitions, in-licensing opportunities and liquidation of the Company. On May 5, 2005, the Board of Directors (the “Board”) of the Company decided to suspend its active evaluation of strategic alternatives, having determined that none of the strategic alternatives were in the best interests of the Company and its stockholders. In connection with this decision, the Board decided to reduce operating expenses to a minimum appropriate level, terminate the Company’s remaining employees and transition the operations and compliance activities of the Company to outside consultants working on a part-time basis. Management will assist with this transition and will remain until its completion, currently expected to be in June 2005. The Company expects one-time expenses relating to employee severance and the reduction of operations to be approximately $0.8 million in the second quarter of 2005.

     The Company’s press release dated May 6, 2005 announcing this decision is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As described in Item 2.05 above, by press release on May 6, 2005, the Company announced its decision to suspend its active evaluation of strategic alternatives. In connection with this transition, the employment of Henry J. Fuchs, the Company’s President and Chief Executive Officer will terminate and he will no longer act as Chief Executive Officer effective upon the completion of the transition. The transition is currently expected to be completed in June 2005.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following documents are filed as exhibits to this report:
99.1 Press Release dated May 6, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2005	INTRABIOTICS PHARMACEUTICALS, INC.
/s/ Gregory W. Schafer
Gregory W. Schafer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated May 6, 2005